Exhibit 10(jj)

November 6, 2006

Mr. Richard T. Burke

Chairman of the Board of Directors

UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, Minnesota 55343

Dear Mr. Burke:

This letter sets forth my agreement with UnitedHealth Group Incorporated (the “Company”) concerning options to purchase shares of common stock of the Company granted to me by the Company during the years 1994 through 2002 (the “Subject Options”). This letter agreement will be effective on the date a duly authorized representative of the Company executes the acceptance at the end of this letter on behalf of the Company (such date, the “Effective Date”).

I understand that the Company is in the process of determining, in consultation with its independent public accounting firm, the appropriate measurement date (“Measurement Date”) for the Subject Options and that the closing price of the Company’s common stock on the Measurement Date, when finally determined, is likely to be higher than the stated exercise price of the Subject Options.

As the Board of Directors is aware, I have agreed to reprice the Subject Options, on the terms set forth herein, to ensure that no unintended advantage accrued to me from the Company’s determination of exercise prices under the Company’s stock option plans from 1994 to 2002. This letter agreement in no way constitutes an admission of wrongdoing or an admission of any knowledge that the Company’s option administration practices were in any way deficient.

The	Company and I agree as follows:

1. Upon determination of the appropriate Measurement Date of the Subject Options by the Company (the “Determination Date”) the exercise price of each Subject Option that remains outstanding as of the Determination Date (each an “Outstanding Subject Option”), shall be increased to equal the closing price of the Company’s common stock as of the Measurement Date of each such Outstanding Subject Option. If the closing price of the Company’s common stock on the Measurement Date is less than the exercise price of the Subject Option, there shall be no adjustment to the exercise price.

2. To implement the repricing on Subject Options that have been previously exercised by me in whole or in part (each an “Exercised Subject Option” and collectively the “Exercised Subject Options”), I understand and agree that the Company will increase the exercise price on certain outstanding, vested in-the-money options that I hold as of the Determination Date (each an “Outstanding Adjusted Option” and collectively the “Outstanding Adjusted Options”). The Company will increase the exercise price of my Outstanding Adjusted Options as follows. First, a differential amount will be calculated for each Exercised Subject Option as the product of (i) the number of shares of common stock as to which the Exercised Subject Option was exercised and (ii) the difference between the closing price of the Company’s common stock as of the Measurement Date of that Exercised Subject Option and the exercise price of that Exercised Subject Option. The “Exercise Differential” is the sum of the calculated differential for each of the Exercised Subject Options. Effective as of the Determination Date, the exercise price of each Outstanding Adjusted Option shall be increased by an amount equal to the Exercise Differential divided by the aggregate number of shares subject to all of the Outstanding Adjusted Options.

3. Except as set forth in this letter agreement, each outstanding option held by me as of the date hereof shall remain outstanding, unaltered and in full force and effect.

4. I hereby authorize the Company to update its books and records on the Determination Date to reflect the amendment of any option agreement or certificate pursuant to this letter agreement. I agree to make such filings on Form 4 as shall be necessary to reflect any such amendments and to take all other actions necessary or appropriate to give effect to the foregoing.

5. I acknowledge and agree that to the extent that the terms of this letter agreement may conflict with any employment agreement, option agreement or certificate or other agreement or understanding between me and the Company, whether written or oral (collectively, the “Other Agreements”), the terms of this letter agreement shall govern. I further acknowledge and agree that, except as expressly modified by this letter agreement, all Other Agreements shall remain in full force and effect.

* * *

This letter agreement constitutes the entire agreement between the Company and me with respect to changes in the exercise price of my options and supersedes, in its entirety, any other agreement between us, whether written or oral, relating to such matter. This letter agreement may not be amended or supplemented without both my consent and the express written authorization of the Board of Directors. This letter agreement may be executed in counterparts, all of which shall constitute one instrument, and it shall be governed by the laws of the State of Minnesota, without giving effect to the choice of law rules thereof.

Very truly yours,

[Name of Executive]

Acknowledged and agreed effective this      day of                          2006:

UNITEDHEALTH GROUP INCORPORATED

By:
Name:
Title: